Execution Version
Cross Border Resources, Inc 8-K
Exhibit 10.2

INTER-BORROWER AGREEMENT

This Inter-Borrower Agreement (this “Agreement”) is made and entered into this 5th day of February, 2013 (the “Effective Date”), by and between Red Mountain Resources, Inc., a Florida corporation (“Red Mountain”), RMR Operating LLC, a Texas limited liability company (“RMR Operating”), Black Rock Capital, Inc., an Arkansas corporation (“Black Rock”, and together with Red Mountain and RMR Operating, the “Red Mountain Parties”) and Cross Border Resources, Inc., a Nevada corporation (“Cross Border”).  Red Mountain, RMR Operating, Black Rock and Cross Border are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

R E C I T A L S :

A.         Each of the Parties is a “Borrower” under and as defined in that certain Senior First Lien Secured Credit Agreement dated as of February 5, 2013 (the “Credit Agreement”) among the Parties, as co-borrowers, and Independent Bank, as lender.

B.         The “Obligations” under and as defined in the Credit Agreement are joint and several among the Parties.

C.         The Parties desire to set forth in this Agreement certain of their rights and obligations as between the Red Mountain Parties and Cross Border in connection with the Credit Agreement and the other Loan Documents.

D.         Capitalized terms used herein and not otherwise defined have the meaning set forth in the Credit Agreement as of the date hereof.

A G R E E M E N T

In consideration of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

Section 1.         Agreement regarding Loan Documents.

(a)         Except as expressly set forth herein, each Party agrees that it shall be responsible for the performance of the obligations and liabilities agreed to be performed by such Party under the Loan Documents.  The Party requesting an Advance or Letter of Credit as among the Parties (the “Requesting Party”) pursuant to the terms of the Credit Agreement shall be responsible for, and agrees to pay or repay to Lender, all principal, interest (including default interest), and fees and expenses directly incurred by or on behalf of such Party in respect of any such Advance or Letter of Credit (including fees pursuant to Section 2.08(b) of the Credit Agreement and reimbursements of Lender’s expenses pursuant to Section 10.04 of the Credit Agreement) notwithstanding the fact that all Parties may be required to sign a Notice of Borrowing.  The use of proceeds of any such Advance and the benefit of any such Letter of Credit shall be utilized solely by and for the benefit of the Requesting Party.  The Parties agree and acknowledge that any prepayments or payments by a Party of its Obligations shall reduce the liability of such Party for such Obligations by the amount of such prepayment or payment.

Engineering fees and expenses incurred from time to time in furnishing Engineering Reports prepared by an Independent Engineer pursuant to the Loan Documents shall be paid by the Party providing such Engineering Report; provided, that if one or more Parties jointly provides an Engineering Report prepared by an Independent Engineer, such Parties shall agree upon an allocation of the fees and expenses incurred in furnishing such Engineering Report; provided, further, that if such Parties are unable to agree upon an allocation of such fees and expenses following negotiations among such Parties, such fees and expenses shall be allocated among such Parties in the ratio of the value assigned to each such Party’s Proved Reserves for purposes of the calculation of the Borrowing Base to the total Proved Reserves of such Parties for purposes of the calculation of the Borrowing Base, unless otherwise approved by the Boards of Directors of Red Mountain and Cross Border.  The costs of preparing and furnishing pursuant to the Loan Documents any Engineering Reports which are prepared by internal staff engineers will be allocated based on the shared corporate services agreement between the Parties.

(b)         The Parties agree that the Notices of Borrowing delivered on the Closing Date shall be in the aggregate principal amount of approximately $16,500,000 (the “Initial Advance”) as follows:  $8,900,000 to Cross Border; $7,600,000 to Red Mountain; $0 to Black Rock; and $0 to RMR Operating.  Cross Border will use a portion of the proceeds of its Advance on the Closing Date to repay in full its existing credit facility in the principal amount of $8,750,000.  Red Mountain will use a portion of the proceeds of its Advance and cash on hand on the Closing Date to repay in full its existing secured indebtedness in the principal amount of $8,000,000.  The remaining $3,500,000 of the initial Borrowing Base will be allocated among the Parties as provided in Section 2(a) of this Agreement; provided, that, subject to the final approvals of the Boards of Directors of Red Mountain and Cross Border, the Parties contemplate as of the date hereof that Cross Border will be allowed to draw the remaining $3,500,000 of the initial Borrowing Base under the Credit Agreement and use the proceeds of such Advance to pay other Cross Border expenses.

(c)         (i) Each Party shall be responsible for providing Hedge Agreements for its Oil and Gas Properties which are included in the Borrowing Base.  Such Hedge Agreements shall comply with the requirements set forth in the Credit Agreement.  The Party providing any Hedge Agreement shall be solely liable for the Obligations and Non-Lender Swap Counterparty Obligations in respect of such Hedge Agreement, including any costs or expenses of such Party in connection with such Hedge Agreement.  (ii) Notwithstanding the foregoing clause (i), as of the Closing Date, Red Mountain will enter into a Hedge Agreement by and between with BP Energy Company and Red Mountain. Red Mountain shall cause the allocation of the hedging transactions under such Hedge Agreement to be made on the accounting books and records of each Party in a manner that is in conformance with the hedging requirements under the Credit Agreement and as approved or ratified by the Boards of Directors of Cross Border and Red Mountain.  (iii) The Parties agree to cooperate with each other in developing a process and procedure for monitoring and managing the hedging program required to be entered into pursuant to the Loan Documents.  Each Party agrees to cooperate with the other Parties in connection with such monitoring and management.

(d)         Except as set forth in Section 1(a), Section 1(c), Section 1(e) and Section 1(g) of this Agreement, all fees and expenses incurred by the Parties under the Credit Agreement and the other Loan Documents shall be allocated as follows:  (i) all fees or expenses payable under Article 2.08 of the Credit Agreement, capital adequacy payments under Section 2.11(a) of the Credit Agreement, and any other expenses required to be reimbursed to the Secured Creditors by the Parties under the Loan Documents shall be allocated to Cross Border in the ratio of the then outstanding aggregate principal amount of Advances and Letter of Credit Exposure of Cross Border to the then outstanding Aggregate Outstanding Exposure of all Borrowers (the “Cross Border Ratio”); provided, that Cross Border shall pay 53.93 % of the fees and expenses incurred to enter into the Credit Agreement as of the Closing Date; and (ii) all fees or expenses payable under Article 2.08 of the Credit Agreement, capital adequacy payments under Section 2.11(a) of the Credit Agreement, and any other expenses required to be reimbursed to the Secured Creditors by the Parties under the Loan Documents shall be allocated to the Red Mountain Parties in the ratio of the then outstanding aggregate principal amount of Advances and Letter of Credit Exposure of the Red Mountain Parties to the then outstanding Aggregate Outstanding Exposure of all Borrowers (the “Red Mountain Ratio”); provided, that the Red Mountain Parties shall pay 46.07 % of the fees and expenses incurred to enter into the Credit Agreement as of the Closing Date.  To the extent approved of by the Boards of Directors of Cross Border and Red Mountain, the allocations set forth in clauses (i) and (ii) of this Section 1(d) may be modified to take into account reasonable business considerations.  Any approval by the Boards of Directors of Cross Border and Red Mountain must specify that any such modification of the expense allocation under this Section 1(d) is in compliance with this Section 1(d).

(e)         Each Party shall be responsible for curing any Borrowing Base Deficiency (including making any deposits required to be made into the Cash Collateral Account as a result of such Borrowing Base Deficiency) which is attributable to such Party as a result of the diminished value of such Party’s Oil and Gas Properties which are included in the Borrowing Base, impairment or loss of such Oil and Gas Properties, or sale of such Oil and Gas Properties.

(f)          Except as set forth in Section 1(e), to the extent any Party is required to post cash to the Cash Collateral Account, such Party shall post cash to the Cash Collateral Account in accordance with the Cross Border Ratio or the Red Mountain Ratio, as applicable, or as otherwise approved by the Boards of Directors of Cross Border and Red Mountain.

(g)         Except as otherwise specified in this Agreement, the Obligations incurred under Section 10.07 of the Credit Agreement shall be allocated to each Party in proportion as is appropriate to reflect the relevant fault of each indemnifying Party in connection with the act or omission which results in a claim by an indemnified party under Section 10.07 of the Credit Agreement.  To the extent the loss relates to information supplied by an indemnifying Party, the relative fault shall be determined by reference to intent, knowledge, access to information, and opportunity to correct or prevent a misstatement or omission of a material fact.

Section 2.         Consent to Advances and Letters of Credit.

(a)         No Party shall deliver a Notice of Borrowing to Lender or otherwise seek an Advance or request a Letter of Credit without the prior approval of the Boards of Directors of Red Mountain and Cross Border.  The Parties agree that the factors to be considered by the respective Boards of Directors in connection with the approval of a Notice of Borrowing or request for a Letter of Credit shall include:  (i) whether the Requesting Party’s Aggregate Outstanding Exposure giving effect to the proposed Advance or issuance of Letter of Credit would exceed the latest determined value of its contribution to the Borrowing Base; (ii) whether the Unused Commitment Amount would be sufficient after giving effect to the proposed Advance or issuance of Letter of Credit for each Party to increase such Party’s Aggregate Outstanding Exposure to equal such Party’s contribution to the Borrowing Base; and (iii) such other factors as the respective Board of Directors of Red Mountain and Cross Border shall determine should be considered in order to make a prudent decision.

(b)         Red Mountain will monitor and report on a monthly basis to the Boards of Directors of Red Mountain and Cross Border the aggregate principal amounts of all outstanding Advances and Letters of Credit under the Credit Agreement, the current status of the hedging program under the Loan Documents and such other information as either such Board of Directors may reasonably request regarding the Obligations incurred or to be incurred under the Credit Agreement.  Such reports will allocate the Obligations in respect of Advances and Letters of Credit by the responsible Party.

Section 3.         Rights at Law or in Equity; Events of Default; Indemnification.

(a)         The Parties agree and acknowledge that, subject to the terms and conditions of this Agreement (1) each Party shall maintain all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a lender or transferee against a maker and which any Party may have or hereafter acquire against each other Party or any other party in connection with or as a result of the execution, delivery and/or performance of the Loan Documents to which such Party is a party and that the Parties have agreed to subordinate such rights pursuant to Section 2.14 of the Credit Agreement and (2) so long as the Obligations remain outstanding, pursuant to Section 2.14 of the Credit Agreement, each Party agrees that it shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety) either directly or as an attempted setoff to any action commenced against any Party by another Party (in any capacity) or any other party.  Following the indefeasible payment in cash in full of the Obligations, and subject to the terms and conditions of this Agreement, each Party shall be entitled to all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a lender or transferee against a maker and which any Party may have or hereafter acquire against each other Party or any other party in connection with or as a result of the execution, delivery and/or performance of the Loan Documents to which such Party is a party.

(b)         The Parties acknowledge and agree that the intent of the provisions of Section 1 of this Agreement includes setting forth the relative liability of each Party in relation to each other Party with respect to the Obligations under the Loan Documents.  To the extent not expressly addressed in this Agreement or otherwise approved by the Boards of Directors of Red Mountain and Cross Border, each Party agrees that to the extent that a Party shall have paid more than its proportionate share of any Obligation under the Loan Documents as determined under Applicable Law, such Party shall be entitled to seek and receive contributions from and against any other Party hereunder which has not paid its proportionate share of such Obligation.

(c)         THE RED MOUNTAIN PARTIES SHALL INDEMNIFY AND HOLD HARMLESS CROSS BORDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “CROSS BORDER INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES (“LOSSES”) DIRECTLY OR INDIRECTLY RESULTING FROM, RELATING TO, ARISING OUT OF OR ATTRIBUTABLE TO ANY ACTS OR OMISSIONS OF THE RED MOUNTAIN PARTIES OR THEIR SUBSIDIARIES WHICH RESULT IN AN EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF SUCH CROSS BORDER INDEMNIFIED PARTY OR BREACH BY SUCH CROSS BORDER INDEMNIFIED PARTY OF ANY LOAN DOCUMENT PROVISIONS APPLICABLE TO SUCH CROSS BORDER INDEMNIFIED PARTY.

(d)         CROSS BORDER SHALL INDEMNIFY AND HOLD HARMLESS THE RED MOUNTAIN PARTIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “RED MOUNTAIN INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LOSSES DIRECTLY OR INDIRECTLY RESULTING FROM, RELATING TO, ARISING OUT OF OR ATTRIBUTABLE TO ANY ACTS OR OMISSIONS OF CROSS BORDER OR ITS SUBSIDIARIES WHICH RESULT IN AN EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF SUCH RED MOUNTAIN INDEMNIFIED PARTY OR BREACH BY SUCH RED MOUNTAIN INDEMNIFIED PARTY OF ANY LOAN DOCUMENT PROVISIONS APPLICABLE TO SUCH RED MOUNTAIN INDEMNIFIED PARTY.

(e)         The aggregate liability of the Red Mountain Parties under Section 3(c), on the one hand, and the aggregate liability of Cross Border under Section 3(d), on the other, under this Agreement shall not exceed the aggregate Commitment under the Credit Agreement.  In no event shall any Red Mountain Party be liable for any Losses pursuant to Section 3(c) in excess of the amount of any such Loss such Red Mountain Party is required to pay pursuant to Section 1.  In no event shall Cross Border be liable for any Losses pursuant to Section 3(d) in excess of the amount of any such Loss such Party is required to pay pursuant to Section 1.  ALL INDEMNIFICATION LOSSES HEREUNDER WILL BE LIMITED TO ACTUAL DAMAGES AND IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY SUCH OTHER PARTY HEREUNDER.  THE INDEMNIFICATION PROVIDED IN SECTIONS 3(C) AND SECTION 3(D) WILL BE APPLICABLE WHETHER OR NOT THE SOLE, JOINT, OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNIFIED PARTY IS ALLEGED OR PROVEN.  THE PARTIES AGREE THE PRECEDING SENTENCE IS COMMERCIALLY CONSPICUOUS.

Section 4.         Representations and Warranties of Cross Border.

Cross Border represents and warrants to each Red Mountain Party as follows:

(a)         Cross Border is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Cross Border has the requisite corporate power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.  There is no pending or, to Cross Border’s knowledge, threatened action, suit, arbitration, mediation, investigation or similar proceeding for the dissolution, liquidation, insolvency or rehabilitation of Cross Border.

(b)         The execution, delivery and performance by Cross Border of this Agreement and the consummation of the transactions contemplated hereby (a) are within the corporate or other governing power of Cross Border, (b) have been duly authorized by all necessary corporate or other governing action of Cross Border, (c) do not contravene the Governing Agreements of Cross Border, and (d) do not contravene any law binding on or affecting Cross Border or any agreement to which it is a party.

(c)         This Agreement has been duly authorized, executed and delivered by Cross Border and constitutes the valid and legally binding obligation of Cross Border, enforceable against Cross Border in accordance with its terms.

(d)         Each representation and warranty made by Cross Border or its Subsidiaries contained in any Loan Document is true and correct in all respects.

(e)         No Default or Event of Default has occurred and is continuing under any Loan Document.

(f)         Each of Cross Border and each of its Subsidiaries is Solvent, before and after giving effect to the Debt under the Loan Documents.

Section 5.         Representations and Warranties of the Red Mountain Parties.

Each Red Mountain Party represents and warrants to Cross Border as follows:

(a)         Such Red Mountain Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.  Such Red Mountain Party has the requisite corporate power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.  There is no pending or, to such Red Mountain Party’s knowledge, threatened action, suit, arbitration, mediation, investigation or similar proceeding for the dissolution, liquidation, insolvency or rehabilitation of such Red Mountain Party.

(b)         The execution, delivery and performance by such Red Mountain Party of this Agreement and the consummation of the transactions contemplated hereby (a) are within the corporate or other governing power of such Person, (b) have been duly authorized by all necessary corporate or other governing action of such Person, (c) do not contravene the Governing Agreements of such Person, and (d) do not contravene any law binding on or affecting such Person or any agreement to which it is a party.

(c)         This Agreement has been duly authorized, executed and delivered by such Red Mountain Party and constitutes the valid and legally binding obligation of such Person, enforceable against such Person in accordance with its terms.

 Each representation and warranty made by such Red Mountain Party or its Subsidiaries contained in any Loan Document is true and correct in all respects.

(e)         No Default or Event of Default has occurred and is continuing under any Loan Document.

(f)         Such Red Mountain Party and each of its Subsidiaries is Solvent, before and after giving effect to the Debt under the Loan Documents.

Section 6.         Covenants.  Party covenants as follows:

(a)         Each Party agrees to maintain books and records relating to (i) the accounting treatment of the Obligations in accordance with GAAP and (ii) the tax treatment of the Obligations in accordance with tax Applicable Law.

(b)         Subject to any reasonable confidentiality agreement, each Party (an “Audited Party”) will permit each other Party and its representatives (including auditors) (a “Reviewing Party”) to have reasonable access during normal business hours, upon at least 24 hours advance notice, to all books and records of the Audited Party relating to the Obligations for the purpose of inspection, examination, investigation or audit.  The Audited Party will permit the Reviewing Party to make copies of or extracts from such books and records.  In the event that a Reviewing Party indentifies deficiencies in the books and records of the Audited Party, not later than three Business Days after the Reviewing Party identifies such deficiencies, the Reviewing Party will request a meeting among members of the senior management of the Audited Party and the Reviewing Party for the purposes of discussing such deficiencies and such meeting shall take place not later than 10 Business Days following such request.  The members of the senior management will negotiate in good faith to resolve any disputes regarding such deficiencies.

Any action plans agreed to by the parties to such negotiations shall be implemented within a reasonable time period following the conclusion of such negotiations.  Each Party shall bear its own costs and expenses in connection with any inspection, examination, investigation or audit conducted by such Party pursuant to this Section 6(b), any negotiations among senior management pursuant to this Section 6(b) and the implementation of any action plan by such Party as a result of such negotiations, unless otherwise approved by the Boards of Directors of Red Mountain and Cross Border.  For the avoidance of doubt, the proceedings pursuant to this Section 6(b) shall be an auditing process and shall not be an arbitration or a “proceeding or action” for the purposes of Section 11.

(c)         Each Party shall take, or shall refrain from taking, and each Party shall cause its Subsidiaries to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure of any such Party or its Subsidiaries to take such action or to refrain from taking such action.

Section 7.         Survival.  Each representation, warranty, and covenant in this Agreement will survive the Effective Date forever; provided, that (1) the obligations set forth in Section 2(a) and Section 2(b) shall survive until the Final Payment Date; (2) the covenants set forth in Section 6(a)(i) and Section 6(b) shall survive until five years after the Final Payment Date; (3) the covenant set forth in Section 6(a)(ii) shall survive until the date that is 60 days after the expiration of all applicable statutes of limitations (including extensions) for the tax year with respect to which such books and records relate; and (4) the covenant set forth in Section 6(c) shall survive until the Final Payment Date.

Section 8.         Notices.

All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by United States Express Mail or a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any Party may give in a notice given in accordance with the provisions hereof):

If to the Red Mountain Parties:
2515 McKinney Avenue, Ste. 900
Dallas, Texas 75201
Attention:  Alan Barksdale
Facsimile:  214.871.0406

If to Cross Border:
2515 McKinney Avenue, Ste. 900
Dallas, Texas  75201
Attention:  John Hawkins, Ted LaRoche
Facsimile:  214.871.0406

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon confirmation by the transmitting equipment of successful transmission, except that if such confirmation occurs after 5:00 p.m. (in the recipient’s time zone) on a business day, or occurs on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective, unless a Party consents to notices, requests and other communications being sent under this Agreement in such manner.

Section 9.         Modification or Waiver. No modification or amendment of this Agreement will be deemed effective unless in writing and signed by the Parties, and any waiver granted will not be deemed effective unless in writing, signed by the Party against whom enforcement of the waiver is sought.  No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 10.       Third Party Beneficiaries.    Nothing in this Agreement, express or implied, confers or is intended to confer on any Person other than the Parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.       Attorneys’ Fees.  If any proceeding or action is brought to recover any amount, or seek injunctive relief, under this Agreement, or for or on account of any breach of, or to enforce or interpret any of the terms, covenants, or conditions of this Agreement, the prevailing party will be entitled to recover from the other party, as part of the prevailing party’s costs, reasonable attorneys’ fees, the amount of which will be fixed by the court, and will be made a part of any award or judgment rendered.

Section 12.       Expenses.  Except as otherwise set forth herein, whether or not the Closing Date occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement will be paid by the Party incurring such expense.

Section 13.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement.

Section 14.       Further Acts. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other Party or Parties reasonably may request.

Section 15.       Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties, written or oral, between the Parties other than those described or expressly referred to herein.

Section 16.       Section References; Captions.  The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

Section 17.       Representation by Counsel.  Each of the Parties has been represented by or has had the opportunity to be represented by legal counsel of its own choice.  This Agreement has been negotiated among the Parties and if there is any ambiguity, no presumption construing the Agreement against a Party will be imposed because this Agreement was prepared by counsel for the Party or counsel for any other Party.

Section 18.       Construction.  Whenever the neuter gender is used in this Agreement and when required by the context, the same will include the masculine and feminine genders and vice versa.  Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 19.       Severability.  If any one or more of the provisions of this Agreement are held or found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired by such invalidity, illegality or unenforceability.

Section 20.       Assignment; Binding Effect.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed null and void and invalid and not binding on such other Parties.  This Agreement will be binding upon the Parties and their legal representatives, successors, and assigns.

Section 21.         Exhibits. All exhibits, schedules, annexes and other attachments referenced in this Agreement are incorporated herein by reference and made a part hereof.

Section 22.       Governing Law and Jurisdiction.  This Agreement and all claims and causes of action arising hereunder or relating hereto will be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.  Each Party agrees that any action or proceeding (whether based on contract, tort or otherwise) between any of the Parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in any Texas state or federal court sitting in Dallas, Texas.  Each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Process in any such action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party irrevocably consents to service of process being made by U.S. registered mail pursuant to the notice procedures set forth in Section 8, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.  The consents to jurisdiction set forth in this Section 22 do not constitute general consents to service of process in the State of Texas and shall have no effect for any purpose except as provided in this Section 22 and shall not be deemed to confer rights on any Person other than the Parties hereto.

Section 23.       Waiver of Jury Trial.EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.  EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.       Specific Performance; Remedies.

Each Party acknowledges and agrees that the other Parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, in addition to any other remedy to which it may be entitled at law or in equity, each Party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required.  Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 25.       Joint and Several Obligations.

Notwithstanding anything to the contrary in this Agreement, the covenants, obligations and indemnities of, and the representations and warranties made by or attributable to, any Red Mountain Party pursuant to this Agreement will be deemed to be made by and attributable to each Red Mountain Party jointly and severally, and Cross Border will have the right to pursue remedies against any one or more of the Red Mountain Parties without any obligation to give notice to or pursue all Red Mountain Parties or to give notice to or pursue any individual Red Mountain Party before pursuing any other Red Mountain Party.

[Signature pages follow]

The Parties have executed this Agreement effective as of the day and year first above written.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Name:	Alan W. Barksdale
Title:	President & CEO

RMR OPERATING LLC

By:	/s/ Alan W. Barksdale
Name:	Alan W. Barksdale
Title:	President
BLACK ROCK CAPITAL, INC.

By:	/s/ Alan W. Barksdale
Name:	Alan W. Barksdale
Title:	President
CROSS BORDER RESOURCES, INC.

By:	/s/ Earl M. Sebring
Name:	Earl M. Sebring
Title:	Interim - President

Signature Page to Inter-Borrower Agreement